UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 17, 2023

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	Nasdaq Global Select Market

Item 1.01     Entry into a Material Definitive Agreement.
Consistent with Denali’s previous announcement on June 5, 2023, on August 17, 2023, Denali Therapeutics Inc., (“Denali” or “we”) and Biogen MA, Inc. and Biogen International GmbH, (collectively, “Biogen”) executed an Amendment to the Definitive LRRK2 Agreement and Waiver of and Amendment to Right of First Negotiation, Option, and License Agreement (the “Amendment”). The Amendment amends two agreements entered into between Denali and Biogen, namely the Definitive LRRK2 Collaboration and License Agreement, entered into on October 4, 2020 (the “LRRK2 Agreement”), and a Right of First Negotiation, Option and License Agreement (the "ROFN and Option Agreement"), entered into on October 6, 2020. Pursuant to the Amendment, the schedule of potential milestones is amended, while maintaining the same total value of milestones that Denali is eligible to receive under the LRRK2 Agreement. In addition, and further to Denali’s previous announcement on April 12, 2023 that Biogen exercised its option to license Denali’s Antibody Transport Vehicle (ATV):Amyloid beta program (ATV:Aβ), under the Amendment, Biogen waives its option rights to the second option program and waives its rights of first negotiation for two other TV-enabled programs under the ROFN and Option Agreement. Except for the provisions of the Amendment, the LRRK2 Agreement and ROFN and Option Agreement remain in force in accordance with their terms.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which Denali intends to file as an exhibit to a subsequent filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	August 21, 2023	By:	/s/ Alexander O. Schuth
Alexander O. Schuth, M.D.
Chief Operating and Financial Officer